UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2010

METABOLIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04               Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On June 17, 2010, Metabolix, Inc. (the “Company”) provided notice (the “Notice”) to its directors and executive officers informing them that in order to implement a transition to a new trustee and recordkeeper for the Metabolix Employee 401(k) Plan (the “Plan”) a “blackout period” will apply to the Plan, which will begin on July 27, 2010 and is expected to end during the week of August 8, 2010 (the “Blackout Period”). The Notice also states that during the Blackout Period, the Company’s directors and executive officers will be prohibited from directly or indirectly, purchasing, selling, exercising or otherwise acquiring or transferring any equity security of the Company (or derivative security of such equity security, such as stock options) acquired in connection with services or employment as a director or executive officer. These restrictions are required to comply with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission Regulation BTR because the Blackout Period will specifically apply to Company common stock in the Plan.

During the Blackout Period and for a period of two years after the ending date of the Blackout Period, interested persons may determine the actual beginning and ending dates of the Blackout Period, free of charge, by contacting Putnam Investments at 7 Shattuck Road, Andover, Massachusetts 01810 or calling 1-888-411-4015. The person designated by the Company to respond to inquiries about the Blackout Period is Sarah P. Cecil, General Counsel and her phone number is (617) 583-1709 and her address is Metabolix, Inc., 21 Erie Street, Cambridge, MA 02139. A copy of the Notice is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits.

99.1         Blackout Notice to Directors and Executive Officers of Metabolix, Inc., dated June 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: June 17, 2010	By:	/s/ Joseph D. Hill
Joseph D. Hill
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Blackout Notice to Directors and Executive Officers of Metabolix, Inc., dated June 17, 2010.